LONG-TERM INCENTIVE PLAN

               THIS AGREEMENT made the 11th day of January, 1990

B E T W E E N:

                         FOUR SEASONS HOTELS INC., a corporation incorporated under the laws of the Province of Ontario

                         (hereinafter called the "Corporation")

                                                            OF THE FIRST PART;

                         - and -

                         FOUR   SEASONS   HOTELS   LIMITED,    a   corporation
                         incorporated under the laws of the Province of Ontario

                         (hereinafter called "FSHL")

                                                            OF THE SECOND PART;

                         - and -

                         ISADORE SHARP

                         (hereinafter called "Sharp")

                                                             OF THE THIRD PART.

     WHEREAS pursuant to a share option agreement (the "Share Option Agreement") between the Corporation and Sharp dated December 6, 1985, the Corporation has granted to Sharp an option (the "Option") to acquire 500,000 Subordinate Voting Shares at a price of Twelve Dollars and Sixty Cents ($12.60) per share exercisable at any time prior to December 6, 1995;

     AND WHEREAS Sharp is the President and Chief Executive Officer of FSHL;

     AND WHEREAS the parties hereto wish to terminate the Option and create the Long-Term Incentive Plan, as herein provided;

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                                       2


     NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual covenants and agreements which it contains and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), it is agreed that:

                                   ARTICLE I
                                  DEFINITIONS

1.01 DEFINITIONS. In this agreement, the following words or expressions shall have the following meanings:

     (a) the "Act" means the SECURITIES ACT (Ontario) as amended from time to time;

     (b) "acting jointly or in concert" has the meaning ascribed thereto in the Act;

     (c)  "affiliate" has the meaning ascribed thereto in the Act;

     (d) "arm's length" has the meaning ascribed thereto in the INCOME TAX ACT (Canada) as amended from time to time;

     (e) "Arm's Length Purchaser" means a person or entity or a group of persons and/or entities acting jointly or in concert in connection with a Sale Transaction and dealing at arm's length to the Sharp Family;

     (f) "Base Price" means $12.60 as adjusted from time to time in accordance with Article V;

     (g) "Controlling Interest" means, with respect to a corporation, that number of securities carrying in the aggregate more than 50% of the votes attaching to all outstanding securities of the corporation;

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                                       3


     (h) "Current Market Price" of securities at any date means the weighted average trading price of the security in board lots traded on The Toronto Stock Exchange during the preceding five trading days, or, if such securities are not then listed on the Toronto Stock Exchange, on such stock exchange on which such securities are listed as may be selected by the directors of the Corporation for such purpose or, if not listed on any stock exchange, in the over-the-counter market;

     (i)  "Payment Date" has the meaning ascribed thereto in section 4.01;

     (j)  "Per Share Consideration" means:

          (i) with respect to a Sale Transaction in which cash is received by holders of Subordinate Voting Shares, the amount of cash received per Subordinate Voting Share;

         (ii) with respect to a Sale Transaction in which publicly-traded securities are received by holders of Subordinate Voting Shares, the product of:

               (A) the number of such securities which a holder of Subordinate Voting Shares is entitled to receive for each Subordinate Voting Share; and

               (B) the Current Market Price of such securities at the Payment Date;

         (iii) with respect to a Sale Transaction in which securities which are not publicly-traded or any other property is received, the fair market value on the Payment Date of the securities or property received per Subordinate Voting Share;

         (iv)  with  respect  to  a  Sale   Transaction   in  which  holders  of
               Subordinate   Voting  Shares   receive  a  combination  of  cash,
               securities and/or

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                                       4


               other property, the aggregate amount calculated under (i), (ii) and/or (iii), as applicable;

     (k)  "Sale Transaction" means:

          (i) a sale, arrangement, amalgamation, merger or other transaction or series of transactions after giving effect to which an Arm's Length Purchaser holds, directly or indirectly, a Controlling Interest in the Corporation or any corporation into which the Corporation has been arranged, amalgamated, merged or otherwise combined or any corporation which has acquired all or substantially all of the assets of the Corporation and its subsidiaries (including FSHL); or

         (ii)  (A)  a  direct  or  indirect  sale  by  the  Corporation  or  its subsidiaries of all or substantially all the assets of the Corporation or of FSHL and its subsidiaries, on a consolidated basis; and

               (B) the distribution to holders of Subordinate Voting Shares of their pro rata share of the net proceeds of any such sale;

     (l) "Sharp Family" means Sharp, his spouse, any of his issue and the spouses of any of them, his or their legal representatives, any corporation of which all the voting shares are beneficially owned, directly or indirectly, by any one or more of the foregoing persons, and any trust the only beneficiaries of which are any one or more of the foregoing persons;

     (m) "SVS Market Price" means, with respect to a Sale Transaction, the weighted average trading price of all board lot trades in Subordinate Voting Shares on The Toronto Stock Exchange during the period commencing six months and ending one month prior to the first public announcement of the Sale Transaction or, if the Subordinate Voting Shares are not

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                                       5


          then listed on The Toronto Stock Exchange, on such stock exchange on which such securities are listed as may be selected by the directors of the Corporation for such purpose or, if not listed on any stock exchanges, in the over-the-counter market;

     (n) "Valuation" means a valuation prepared by a qualified and independent valuer based upon techniques that are appropriate in the circumstances, after considering going concern or liquidation assumptions or both, together with other relevant assumptions, that arrives at an opinion as to a value or range of values for the property or securities in question; and

     (o) "Vested Percentage" means 20% at any time on or after December 19, 1989, increasing by an additional 20% so long as Sharp is alive upon each of the four succeeding anniversaries thereof.

                                   ARTICLE II
                                    INTENTION


2.01 INTENTION. The intention of this Agreement is to ensure that on a Sale Transaction, Sharp will receive the payment provided for herein in order to compensate him for services to be rendered by him to FSHL as President and Chief Executive Officer of FSHL.

                                  ARTICLE III
                  TERMINATION OF OPTION AND SHARE OPTION PLAN


3.01 TERMINATION OF OPTION AND SHARE OPTION PLAN. The Option and the Share Option Agreement are hereby terminated and Sharp hereby ceases to have any rights and the Corporation ceases to have any obligations in respect of the Option and the Share Option Agreement.

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                                       6


                                   ARTICLE IV
                                    PAYMENT


4.01 PAYMENT. In consideration for the services to be rendered by Sharp to FSHL, on the proposed date of consummation of a Sale Transaction (the "Payment Date"), the Corporation and FSHL jointly and severally covenant and agree that FSHL will pay into an escrow account with a Canadian chartered bank in cash or by certified cheque an aggregate amount equal to the sum of:

     (a)  Component 1, being the product of:

           (i) the Per Share consideration in respect of such Sale Transaction less the Base Price in effect on the Payment Date; and

          (ii) 5% of the aggregate number of Multiple Voting Shares and Subordinate Voting Shares issued and outstanding on the Payment Date; and

     (b)  Component 2, being the product of:

           (i) the Per Share Consideration with respect to such Sale Transaction less the Current Market Price for the Subordinate Voting Shares as at December 19, 1989;

          (ii) the Vested Percentage; and

         (iii) 5% of the aggregate number of Multiple Voting Shares and Subordinate Voting Shares issued and outstanding on the Payment Date,

provided that Component 2 of such payment will only be payable to the extent vested where the Per Share Consideration with respect to such Sale Transaction is equal to or greater than 125% of the SVS Market Price.

4.02 RELEASE FROM ESCROW. If the Sale Transaction is consummated substantially in accordance with its terms within 30 days of the Payment Date (or

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                                       7


such longer period as the parties hereto may agree to), such amount, with interest earned thereon, shall be paid by the escrow agent to Sharp within one business day of such consummation. If the Sale Transaction is not consummated substantially in accordance with its terms within 30 days of the Payment Date (or such longer period as the parties hereto may agree to), such amount, with interest earned thereon, shall be paid to the Corporation.

4.03 ONE PAYMENT  ONLY.  For greater  certainty,  the  payment  provided  for in
Section 4.01 shall be payable only in respect of the first Sale Transaction which is consummated substantially in accordance with its terms within 30 days of its Payment Date (or such longer period as the parties hereto may agree to); provided that only a payment which is actually received by Sharp in accordance with this Agreement shall constitute a payment for purposes of this Section.

4.04 MULTIPLE PAYEES. If, on the Payment Date, the rights under this Agreement are held by more than one person, the payment provided for in Section 4.01 shall be paid to them pro rata in accordance with their interests.

4.05 WITHHOLDING TAX. FSHL shall withhold from the payment herein provided for the amount of any tax liability under the INCOME TAX ACT (CANADA) which FSHL is required by law or the administration thereof to withhold and shall remit such amount to the Receiver General of Canada on behalf of Sharp within the required time limits.

                                    ARTICLE V
                            ADJUSTMENT TO BASE PRICE


5.01 ADJUSTMENT TO BASE PRICE. If the Corporation takes any action affecting the Subordinate Voting Shares and/or the Multiple Voting Shares, including without limitation: (i) a distribution on its outstanding Subordinate Voting Shares other than as a dividend paid in the ordinary course; (ii) the subdivision or consolidation of its outstanding Multiple Voting Shares and Subordinate Voting Shares; or (iii) a rights offering pursuant to which holders of Subordinate Voting Shares are entitled to purchase Subordinate Voting Shares and/or Multiple Voting

Shares at a substantial discount, which in the opinion of the directors of the Corporation would materially affect the rights of Sharp under this Agreement, the Base Price shall be adjusted in such manner, if any, and at such time by the directors of the Corporation in their sole discretion as they may determine to be equitable in the circumstances.

                                   ARTICLE VI
                       DETERMINATION OF FAIR MARKET VALUE

6.01 DETERMINATION OF FAIR MARKET VALUE. The directors of the Corporation shall determine the fair market value of property or securities exchangeable for Subordinate Voting Shares on a Sale Transaction as follows:

     (a) if a public disclosure document is distributed to holders of Subordinate Voting Shares in connection with the Sale Transaction which includes a Valuation of such securities or property, the fair market value shall be the value specified in such Valuation or, in the case of a range of values, the median of such range; or

     (b) in all other cases, the fair market value of such property or securities shall be determined by the directors of the Corporation in their discretion.

6.02 SALE OF SUBSTANTIALLY ALL. The directors of the Corporation shall determine whether any particular transaction constitutes a sale of substantially all the assets of the Corporation or of FSHL and their respective subsidiaries, on a consolidated basis, as contemplated by Sections 1.01(k)(i) and 1.01(k)(ii)(A);

6.03 PROFESSIONAL ADVISORS. In determining the fair market value of property or securities pursuant to Section 6.01 or characterizing a sale under Section 6.02, the directors of the Corporation may engage such qualified and independent valuers, accountants or other professionals, at the expense of the Corporation, as they may, in their discretion, consider appropriate.

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                                       9


                                  ARTICLE VII
                         ASSIGNMENT AND OTHER TRANSFERS


7.01 ASSIGNMENT. This Agreement, including the right to receive the Component 1 payment and the Component 2 payment (to the extent vested) may be assigned in whole or in part by Sharp to any member or members of the Sharp Family and by any such assignee to any other member or members of the Sharp Family, provided such assignees are otherwise permitted holders of Multiple Voting Shares under the articles of the Corporation (a "permitted assignee") but such assignment shall not be effective until receipt by the Corporation of notice in writing of such assignment and the name of each assignee and his or its respective interest. This Agreement may not be assigned by the Corporation.

7.02 TRANSFER ON DEATH. On the death of Sharp or any individual permitted assignee, such individual's interest in this Agreement, including the right to receive the Component 1 payment and the Component 2 payment (to the extent vested), shall enure to the benefit of his legal and personal representatives, any permitted assignee or assignees designated to receive it in his will, or in the absence of a valid will, to the benefit of his heirs, to the extent they are permitted assignees.

                                  ARTICLE VIII
                                    GENERAL


8.01 VESTING. The rights granted hereunder to Sharp shall continue until the 21st anniversary of the death of the survivor of the descendants of Isadore Sharp, living at the date hereof or such earlier date as the parties hereto may agree.

8.20 NOTICE. Any notice or other instrument or mailing required or permitted to be given to any party hereto under this Agreement shall be in writing and shall be sufficiently given if delivered personally, telecopied or mailed by prepaid registered mail addressed as follows:

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                                       10


     (a)  If to Sharp:              1165 Leslie Street
                                    Toronto, Ontario
                                    M3C 2KB

          Telecopy Number:          441-4374



     (b)  If to the Corporation:    1165 Leslie Street
                                    Toronto, Ontario
                                    M3C 2K8

          Telecopy Number:          441-4374



     (c)  If to FSHL:               1165 Leslie Street
                                    Toronto, Ontario
                                    M3C 2K8

          Telecopy Number:          441-4374

or at such other address as the party to whom such writing is to be given shall have last notified the party giving the same in the manner provided in this section. Any notice sent in accordance with this section shall be deemed to have been given and received on the date it is so delivered or telecopied at such address, if personally delivered or telecopied, or on the fourth day next following the day on which it was mailed, if mailed. If such day is not a business day, the notice shall be deemed to have been given and received on the business day next following such day.

8.03 JURISDICTION. This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

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                                       11



8.04 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto relating to the subject matter hereof and supersedes all oral statements and prior writings with respect thereto.

     IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto on the date first indicated above.

                                        FOUR SEASONS HOTELS INC.

                                        Per:  /S/  KATHLEEN TAYLOR
                                              ------------------------
                                                Corporate Counsel

                                        Per:  /S/  D. MORGAN
                                              ------------------------
                                                    Secretary

                                        FOUR SEASONS HOTELS LIMITED

                                        Per:  /S/  KATHLEEN TAYLOR
                                              ------------------------
                                                Corporate Counsel

                                        Per:  /S/  D. MORGAN
                                              ------------------------
                                                    Secretary


                                               /s/ Isadore Sharp
                                              ---------------------------
                                                   Isadore Sharp